Exhibit 99.2

Marrone Bio Innovations

MARRONE BIO INNOVATIONS, INC.
7780-420 Brier Creek Parkway,
Raleigh, NC 27617

VOTE BY INTERNET –

Before The Meeting - Go **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [●], 2022 for shares held directly and by 11:59 p.m. Eastern Time on [●], 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go **www.virutalshareholdermeeting.com/MBII2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [●], 2022 for shares for shares held directly and by 11:59 p.m. Eastern time on [●], 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR each of the following proposals:

Proposal	For	Against	Abstain
1.. Adopt the Agreement and Plan of Merger, dated as of March 16, 2022 (as amended or otherwise modified from time to time, the "merger agreement"), among Bioceres Crop Solutions Corp. ("Parent"), a Cayman Island exempted company, BCS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Marrone Bio Innovations, Inc., a Delaware corporation (the "Company") and thereby approve the merger of the Company with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Parent.	0	0	0
2. Approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.	0	0	0
3. Approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to approve such proposal.	0	0	0

NOTE: If any other matters are properly brought before the meeting or any adjournment thereof, your proxy will vote your shares using his or her best judgment.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, the person named in this proxy will vote in his or her discretion

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. <XXXXX>2 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [●], 2022 The stockholder(s) hereby appoint(s) Kevin Helash and LaDon Johnson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Marrone Bio Innovations, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 1 0 : 3 0 a.m. Eastern Time on [●], 2022 at www.virtualshareholdermeeting.com/MBII2022SM, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S)). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. CONTINUED AND TO BE SIGNED ON REVERSE SIDE